Exhibit 10.1
                      EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT among AMR Corporation, a Delaware corporation ("AMR"), American Airlines, Inc., a Delaware corporation ("American") and Thomas W. Horton (the "Executive") is dated as of the 29th day of March, 2006 (the "Agreement").

          IT IS HEREBY AGREED AS FOLLOWS:

     1. Effective Date. The "Effective Date" shall mean the date hereof.

     2. Employment Period. American hereby agrees to employ the Executive, and the Executive hereby agrees to serve American and AMR, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary thereof (the "Employment Period").

     3. Terms of Employment. (a) Position and Duties. (i) During the Employment Period, the Executive shall serve as the Executive
Vice President, Finance and Planning and Chief Financial Officer of American and AMR with such duties and responsibilities as are customarily assigned to such positions, provided that the Executive shall have responsibility for planning, strategy and pricing issues. The Executive shall report directly and exclusively to the Chairman and Chief Executive of AMR and American.
               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his business attention and time to the business and affairs of American and/or
AMR and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities.

               (b) Compensation. (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") at a rate of not less than $600,000 payable in accordance with American's normal payroll policies. The Executive's Annual Base Salary shall be reviewed at least annually by the Compensation Committee of the AMR Board of Directors ("Compensation Committee") pursuant to its normal performance review policies for senior executives. Annual Base Salary shall not be reduced after any increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

               (ii) Annual Bonus. With respect to each fiscal year ending during the Employment Period, the Executive shall be eligible to receive an annual bonus ("Annual Bonus") with a target of 108% of the Executive's Annual Base Salary (the "Reference Bonus"). The actual Annual Bonus, which could be higher or lower (including zero) than the Reference Bonus, shall be based on the attainment of performance objectives as determined by the Compensation
Committee and shall be paid, subject to any effective deferral elections that may be made by the Executive pursuant to any deferred compensation plans that American may maintain, within two and a half months following the end of the fiscal year for which the Annual Bonus is earned. The Executive understands that an Annual Bonus may not be paid with respect to any fiscal year in the event the performance criteria established under the applicable bonus plan are not satisfied (as determined by the Compensation Committee).

               (iii) Equity-Based Grants. On the Effective Date, AMR shall grant the Executive (A) 33,000 deferred shares ("DSs"), which shall vest on the first anniversary of the Effective Date, except as otherwise provided herein, (B) 59,200 stock options with a fair market value exercise price as of the Effective Date and a ten year term, which shall vest in five equal annual installments, except as otherwise provided herein, (C) 69,000 units under AMR's 2004-2006 Performance Unit Plan (or its successor plan), with a projected distribution in April 2007, and
(D) 77,600 units under AMR's 2005-2007 Performance Unit Plan (or its successor plan), with a projected distribution in April 2008.
With respect to the performance plans referenced in clauses (C) and (D), the Executive understands that there may be no distribution under such plans in the event the performance criteria established thereunder are not satisfied (as determined by the Compensation Committee).

                (iv) Other Employee Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under savings and retirement plans that are tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), in plans that are supplemental to any such tax-qualified plans, and welfare benefit plans, practices, policies and programs provided by American or AMR
(including, without limitation, medical, prescription, dental, vision, disability, salary continuance, group life and supplemental group life, accidental death, travel accident insurance, sick leave and vacation plans, practices, policies and programs), on a basis that is no less favorable than those generally applicable or made available to other senior executives of American . The Executive shall be eligible for participation in fringe benefits and perquisite plans, practices, policies and programs (including, without limitation, expense reimbursement plans, practices, policies and programs) on a basis that is no less favorable than those generally applicable or made available to other senior executives of American. The Executive shall be provided with one and one/third additional years of age and service credit for each year worked during the Employment Period
(for up to a maximum 3.9 years of additional age and service credit) for all purposes of American's Supplemental Executive
Retirement Program (the "SERP") all with the effect that Executive shall be deemed to have served continuously with American since August 1985. The additional age and service credit under the SERP shall not be provided if the Executive's employment is terminated by American for Cause or by the Executive without Good Reason during the Employment Period. The
Executive shall also be provided with reasonable relocation benefits, consistent with those provided by American to its senior staff as of the Effective Date, which shall include, without limitation, the purchase by American of the Executive's primary residence at appraised value. Executive shall also receive an annual perquisite allowance of at least $27,000, such allowance shall be subject to adjustment by the Compensation
Committee in a manner that is consistent with adjustments made to the perquisite allowance for other senior staff employed by American. Upon the Effective Date, the Executive's entry-on-duty date for purposes of determining seniority and all other benefits normally accruing for members of American's senior staff shall be

August 19, 1985 (except as provided in Section 5(d) of this
Agreement).
          4. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If American determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may provide the Executive with written notice in accordance with Section 10(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with American shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"); provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with American on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by American or its insurers and acceptable to the Executive or the Executive's legal representative.

          (b)  Cause.   American may terminate the Executive's employment
during the Employment Period either with or without Cause. For purposes of this Agreement, "Cause" shall mean:

               (i) the Executive is convicted of, or pleads guilty or nolo contendere to a charge of commission of, a felony; or

               (ii) the Executive has engaged in willful gross neglect or willful gross misconduct in carrying out his duties, which results in material economic harm to AMR or American or in reputational harm causing quantifiable material injury to AMR or American.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of AMR or American. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the AMR Board of Directors (the "Board") or upon the instructions of the Board or the Chairman of AMR or based upon the advice of counsel for AMR or American shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of AMR or American. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in clause (ii) above, and specifying the particulars thereof in detail.

          (c) Good Reason. The Executive's employment may be terminated by the Executive with or without Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

               (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, or any other action by AMR or American which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by AMR or American, as the case may be, within 30 days after receipt of notice thereof given by the Executive;

               (ii) any failure by AMR or American to comply with any of the provisions of Section 3(b) of this Agreement (including but not limited to, a failure to honor an equity award that is due and payable), other than (A) an isolated, insubstantial or inadvertent failure not occurring in bad faith and which is remedied by AMR or American, as the case may be, within 30 days after receipt of notice thereof given by the Executive or (B) an instance where an equity award is settled in marketable property having equivalent value;
               (iii) any requirement by AMR or American that the Executive's services be rendered primarily at a location or locations other than DFW, Texas; or
               (iv) any failure by AMR or American to comply with
Section 9(c) of this Agreement.

          (d) Notice of Termination. Any termination by American for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or American to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or American, respectively, hereunder or preclude the Executive or American, respectively, from asserting such fact or circumstance in enforcing the Executive's or American's rights hereunder.

           (e) Date of Termination.  "Date of Termination" means
(i) if the Executive's employment is terminated by American for Cause, or by the Executive with or without Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by American other than for Cause or Disability, the Date of Termination shall be the date on which American notifies the Executive of such termination and
(iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

            (f) Resignation. Upon termination of the Executive's employment for any reason, the Executive agrees to resign, as of the Date of Termination, to the extent applicable, from any positions that the Executive holds with AMR and American and their affiliated companies, the Board (and any committees thereof) and the Board of Directors (and any committees thereof) of any of their affiliated companies.

     5. Obligations of the Company upon Termination. (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, American shall terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason:

               (i) American shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination (except for subparagraph B. hereof) the aggregate of the following amounts:

               A. the sum of (1) the Executive's accrued Annual Base Salary and any accrued vacation pay through the Date of Termination,
          (2) the Executive's business expenses that have not been reimbursed by the Company as of the Date of Termination that were incurred by the Executive prior to the Date of Termination in accordance with the applicable policy at American, and (3) the Executive's Annual Bonus earned for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs if such bonus has been determined but not paid as of the Date of Termination (the sum of the amounts described in clauses (1) through (3), shall be hereinafter referred to as the "Accrued Obligations"); and

               B. the product of (1) the Reference Bonus, and (2) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs (the "Termination Year") through the Date of Termination, and the denominator of which is 365 (the "Pro Rata Bonus") if the Compensation Committee determines that the applicable performance criteria under the annual bonus plan for the Termination Year have been satisfied.
          The Pro Rata Bonus shall be paid to the Executive at the same time annual bonus payments for the Termination Year are paid to the senior staff of American; and

               C. the amount equal to the product of (1) two and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Reference Bonus; and
               (ii) the Executive shall receive age and service credit under all retirement and welfare benefit plans, programs, agreements and arrangements of American from the Date of Termination through the third anniversary of the Effective Date (the "Continuation
Period") as if Executive had remained employed for such period;
and

               (iii) any equity-based awards, DSs and performance units granted to the Executive shall vest and become free of restrictions immediately, and any stock options granted to the Executive shall be exercisable for the remainder of their ten year term, without regard to any provisions relating to earlier termination of the stock options based on termination of employment. With respect to performance units granted to the Executive, they shall be distributed (in accordance with the terms of the applicable grant agreement) when they become due in the normal course based on a determination of the Compensation
Committee that the performance criteria established under the applicable performance unit plan have been satisfied; and

               (iv) American shall pay the costs of providing to the Executive and his eligible dependents COBRA coverage for medical and dental benefits for the maximum period then allowed under American's health and welfare plans (collectively "Welfare Benefits"); and

               (v) to the extent not theretofore paid or provided, American shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"). As used in this Agreement, the term
"affiliated companies" shall include any company controlled by, controlling or under common control with AMR.

Notwithstanding the foregoing provisions of this Section 5(a), to the extent required in order to comply with Section 409A of the Code, cash amounts that would otherwise be payable under this
Section 5(a) during the six-month period immediately following the Date of Termination shall instead be paid, with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code ("Interest"), on the first business day after the date that is six months following the Executive's "separation from service" within the meaning of
Section 409A.

          (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for (i) payment of Accrued Obligations, (ii) the timely payment or provision of Other Benefits (as qualified hereafter) and (iii) payment of the Pro Rata Bonus,. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination and the Pro Rata Bonus shall be paid to the Executive's estate or beneficiary, as applicable, on the date specified in Section 5(a)(i)(B). With respect to the provision of Other Benefits, the term Other Benefits as utilized in this
Section 5(b) shall be those death benefits as in effect on the date of the Executive's death which American customarily pays or provides in the event of the death of a member of its senior staff. American shall pay the costs of providing to the Executive's eligible dependents (as of the date of death) COBRA coverage for medical and dental benefits for the maximum period then allowed under American's health and welfare plans. Stock options, DSs and performance units previously granted to the Executive shall be exercisable, vested and/or distributed, as the case may be, in accordance with the terms of the applicable grant agreement for a termination due to the Executive's death. With respect to performance units granted to the Executive, they shall be distributed (in accordance with the terms of the applicable grant agreement) when they become due in the normal course based on a determination of the Compensation Committee that the performance criteria established under the applicable performance unit plan have been satisfied

(c) Disability. If the Executive's employment is terminated by American by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for (i) payment of Accrued Obligations, (ii) the timely payment or provision of Other Benefits (as qualified hereafter) and (iii) payment of the Pro Rata Bonus; provided, that to the extent required in order to comply with Section 409A of the Code, amounts and benefits to be paid or provided under this Section 5(c) shall be paid, with Interest, or provided to the Executive on the first business day after the date that is six months following the Executive's "separation from service" within the meaning of Section 409A. Accrued Obligations shall be paid to the Executive or Executive's legal representative, as applicable, in a lump sum in cash within 30 days of the Date of Termination and the Pro Rata Bonus shall be paid to the Executive or Executive's legal representative, as applicable, on the date specified in Section 5(a)(i)(B). With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall be those disability benefits as in effect on the date of the Executive's Disability which American customarily pays or provides in the event of the Disability of a member of its senior staff. American shall pay the costs of providing to the Executive's eligible dependents (as of the date of Disability) COBRA coverage for medical and dental benefits for the maximum period then allowed under American's health and welfare plans. Stock options, DSs and performance units previously granted to the Executive shall be exercisable, vested and/or distributed, as the case may be, in accordance with the terms of the applicable grant agreement for a termination due to the Executive's Disability. With respect to performance units granted to the Executive, they shall be distributed (in accordance with the terms of the applicable grant agreement) when they become due in the normal course based on a determination of the Compensation Committee that the performance criteria established under the applicable performance unit plan have been satisfied.

(d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated by American for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) the Accrued Obligations through the Date of Termination and (ii) Other Benefits, in each case to the extent theretofore unpaid. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination, provided, that to the extent required in order to comply with Section 409A of the Code, amounts and benefits to be paid or provided under this sentence of Section 5(d) shall be paid, with Interest, or provided to the Executive on the first business day after the date that is six months following the Executive's "separation from service" within the meaning of
Section 409A. For purposes of determining years of age or service credit under any retirement or health or welfare plans maintained by American (including retiree medical and travel plans), upon a termination of Executive's employment by American for Cause or the Executive without Good Reason, during the Employment Period,
(i) no additional years of age or service credit shall be accrued in whole or in part pursuant to Section 3(b)(iv) and (ii) the Executive's employment period with American will be deemed to be from August 19,1985 until June 12, 2002, and any accrual of credited age or service for Executive's employment during the Employment Period shall be determined in accordance with American's then existing policies regarding the accrual of such service after a break-in-service.

          6. Full Settlement. American's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which American or AMR may have against the Executive or others; provided, American may withhold applicable taxes from any such payments. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment. American agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by AMR or American, any of their affiliates or their respective predecessors, successors or assigns, the Executive, his estate, beneficiaries or their respective successors and assigns of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement); provided, that the Executive prevails on at least one material claim.

           7. Change in Control; Tax Reimbursement. AMR and American shall enter into with Executive as of the Effective Date a change in control agreement (the "CIC Agreement"). The CIC Agreement shall have terms and conditions similar to those contained in similar agreements with other members of American's senior staff. Among other things, there will be provisions in the CIC Agreement for (i) the payment of (2 X the Executive's Annual Base Salary and Reference Bonus) and (ii) the reimbursement of any excise taxes paid by Executive as a result of a change in control of AMR.

           8. Confidential Information; Non-Solicit of Employees; Non-Compete. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it or as may be required by applicable law, court order, a regulatory body or arbitrator or other mediator.

          (b)  In consideration of the Company's obligations hereunder:

          (i) During the one-year period following the Executive's termination of employment during the Employment Period for any reason (the "Restricted Period"), the Executive will not, directly or indirectly, on behalf of the Executive or any other person, become associated with, whether as a principal, partner, employee, consultant or shareholder (other than as a holder of 5% or less of the outstanding voting shares of any publicly traded company), a Competitor. For purposes of this
Section 8(b) a "Competitor" shall mean any entity (A) that is engaged in the commercial airline business or (B) that controls another entity that is engaged in the commercial airlines business.

          (ii)During the Restricted Period, the Executive shall not, directly or indirectly, solicit or encourage any person to leave his or her employment with the Company or assist in any way with the hiring of any Company employee by any other business.

          (c) The Executive acknowledges that the Company would be irreparably injured by a violation of this Section 8 and the Executive or the Company, as applicable, agrees that the Company or the Executive, as applicable, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled, without posting a bond, to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive or the Company (including its executive officers and directors), as applicable, from any actual or threatened breach of this Section 8.

          9. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives, heirs or legatees.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          10. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and venue shall be in the State District Court for Tarrant County, Texas (or, if jurisdiction is under the federal court system, the U. S. District Court for the Northern District of Texas, Fort
Worth Division), without reference to principles of conflict of laws. If, under any such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other parties or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:  At the most recent address on file at the Company.

If to the Company:    AMR Corporation/ American Airlines, Inc.

                      4333 Amon Carter Blvd. MD 5618
                      Fort Worth, TX   76155
                      Attention: General Counsel

Or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to
Section 4(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement, except as set forth in Section 4(c).

          (f) Except as otherwise expressly provided herein, from and after the Effective Time, this Agreement shall supersede any other employment, severance or change of control agreement between the parties and between the Executive with respect to the subject matter hereof . Any provision of this Agreement that by its terms continues after the expiration of the Employment Period or the termination of the Executive's employment shall survive in accordance with its terms

          (g) If any compensation or benefits provided by this Agreement may result in the application of Section 409A of the Code, the Company shall, in consultation with the Executive, modify the Agreement in the least restrictive manner necessary in order to exclude such compensation from the definition of "deferred compensation" within the meaning of such Section 409A or in order to comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and without any diminution in the value of the payments to the Executive.

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from the Boards of Directors of AMR and American, each has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                              THOMAS W. HORTON



                              /s/ Thomas W. Horton



                              AMR CORPORATION


                              By /s/ Gerard J. Arpey
                              Name:  Gerard J. Arpey
                              Title: Chairman, President and CEO


                              AMERICAN AIRLINES, INC.


                              By /s/ Gerard J. Arpey
                              Name:  Gerard J. Arpey
                              Title: Chairman, President and CEO